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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 14, 1997
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                              FREMONT CORPORATION
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            (Exact name of registrant as specified in its charter)

   Delaware                       0-8128                           76-0402886
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(State or other                 (Commission                     (I.R.S. Employer
jurisdiction of                 File Number)                     Identification
incorporation)                                                       Number)


9454 Wilshire Boulevard, 6th Floor, Beverly Hills, California   90212
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      (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code:  (310) 358-1006
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                                Not applicable
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        (Former name or former address, if changed since last report.)




Total sequentially numbered pages in this document: 3.

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ITEM 9.   SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

     On January 12, 1996, the Company borrowed $75,000 from Ho Man Yi, a resident of Hong Kong, pursuant to a short-term promissory note. On February 14, 1997, the promissory note, including accrued interest, was converted into 18,000 shares of the Company's common stock. This transaction was deemed effective as of December 31, 1996.

     The shares of common stock were issued pursuant to Regulation S of the Securities Act of 1933, in reliance on the purchaser's representations and warranties to the Company, including the following: (1) the purchaser was not a U.S. person and was not acquiring the shares for the benefit of a U.S. person;
(2) the offer and sale of the shares was made in an offshore transaction and, at the time the purchase documents were executed, the purchaser was outside the United States; (3) the purchaser acquired the shares for its own account and for investment purposes and not with a view towards distribution; and (4) the purchaser did not have any contract, understanding or arrangement with any person in the United States to sell, transfer or grant participation with respect to such shares.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FREMONT CORPORATION
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                                           (Registrant)



Date: February 26, 1997             By: /s/ ROBERT N. WEINGARTEN
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                                        Robert N. Weingarten
                                        Chief Financial Officer


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